UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2010 (January 18, 2010)
Burlington Northern Santa Fe Corporation
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-11535 (Commission File Number)	41-1804964 (I.R.S. Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, Texas (Address of Principal Executive Offices)	76131 (Zip Code)

(800) 795-2673
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 23, 2009, Burlington Northern Santa Fe Corporation (“BNSF”) filed a definitive proxy statement/prospectus (the “proxy statement/prospectus”) in connection with the proposed merger (the “Merger”) of BNSF with and into R Acquisition Company, LLC (“R Acquisition”), an indirect wholly owned subsidiary of Berkshire Hathaway Inc. (“Berkshire”), pursuant to the terms of the Agreement and Plan of Merger, dated as of November 2, 2009 (the “Merger Agreement”), by and among Berkshire, BNSF and R Acquisition.

As disclosed in the proxy statement/prospectus, mailed to stockholders on or about December 28, 2009, putative class action lawsuits have been filed by alleged BNSF stockholders challenging the proposed transaction and naming as defendants BNSF and the BNSF Board of Directors and, in certain instances, Berkshire and R Acquisition. As of the date of this Current Report on Form 8-K, such stockholder actions have been filed in Tarrant County, Texas, Dallas County, Texas, and the Delaware Chancery Court.

The Tarrant County, Texas actions have been consolidated as In re Burlington Northern Santa Fe Corporation Shareholder Class Action Litigation, Cause No. 348-241465-09. The Dallas County actions were consolidated under the action styled Employees Retirement System of the City of New Orleans v. Burlington Northern Santa Fe Corporation, et al, Cause No. 09-14950 and have been abated. Plaintiffs in the Dallas County actions have taken steps seeking to refile or transfer the actions to Tarrant County.

The Delaware actions have been consolidated as In re Burlington Northern Santa Fe Shareholders Litigation, C.A. No. 5043-VCL. Plaintiffs in the Delaware actions filed a consolidated amended complaint and had requested expedited discovery and proceedings relating to an application for a preliminary injunction, which was scheduled to be heard in the Delaware Chancery Court on February 3, 2010.

On January 18, 2010, the parties to the litigation entered into a memorandum of understanding (the “memorandum of understanding”) providing for a settlement of the litigation, subject to the approval of the Delaware Chancery Court.  As part of the settlement, the defendants deny all allegations of wrongdoing and deny that the disclosures in the proxy statement/prospectus were inadequate, but have agreed to provide the supplemental disclosures set forth below.  The settlement will not affect the timing of the Merger or the amount of merger consideration to be paid in the Merger.

This Current Report on Form 8-K contains supplements to the disclosures made in the proxy statement/prospectus, and should be read alongside the proxy/statement prospectus. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the proxy statement/prospectus, the Current Report on Form 8-K is more current.

1.           The disclosure under the caption “The Merger–Background of the Merger” in the proxy statement/prospectus is supplemented as follows:  In late 2006, shortly following Berkshire’s initial acquisition of shares in BNSF, Mr. Buffett made a statement to Mr. Rose, similar to statements he has made to a number of other companies he admires, to the effect that, if BNSF were ever looking for a home, Berkshire would make a good one. Mr. Buffett also told Mr. Rose that he believed BNSF was fully valued in the mid-$80s per share. Mr. Rose subsequently informed Mr. Buffett that BNSF intended to remain as a stand-alone entity. There were no discussions or negotiations toward a potential transaction at that time, or at any other time prior to those described in “The Merger–Background of the Merger” in the proxy statement/prospectus.

2.           In the fifth paragraph under the caption “The Merger–Background of the Merger” in the proxy statement/prospectus, there is disclosure regarding the discussion of the BNSF Board on October 26, 2009 regarding the engagement of Goldman Sachs and Evercore as financial advisors in connection with the evaluation of the potential transaction with Berkshire.  The following information supplements that disclosure:

•
There is reference in the disclosure to Berkshire’s existing investment in Goldman Sachs.  For clarification, the Berkshire investment is in The Goldman Sachs Group, Inc., the parent of Goldman Sachs.  This investment is more fully described under the caption “The Merger—Opinions of BNSF’s Financial Advisors—Opinion of Goldman Sachs” in the proxy statement/prospectus.  The BNSF Board was of the view that the nature of this investment would not affect or compromise Goldman Sachs’ acting as an independent advisor to the BNSF Board in connection with the Merger.

•
At the October 26, 2009 meeting, the BNSF Board also discussed that, in light of the significance of the potential transaction, the BNSF Board would benefit from the perspectives and views of two financial advisors acting independently of each other.  The BNSF Board discussed that the engagement of Goldman Sachs and Evercore was on the basis that Goldman Sachs and Evercore would be provided access to the same information, but that Goldman Sachs and Evercore would perform their respective financial analyses independently of one another.  The BNSF Board did not direct Goldman Sachs and Evercore to conduct any specific financial analyses, but rather the BNSF Board was of the view that Goldman Sachs and Evercore were to exercise their respective independent judgment as to which financial analyses each would conduct in connection with acting as a financial advisor to BNSF.

3.           In the sixth paragraph under the caption “The Merger–Background of the Merger” in the proxy statement/prospectus, there is reference to BNSF’s stand-alone business plan and outlook.  For clarification, this stand-alone business plan and outlook are more fully described under the caption “The Merger—Management Cases” in the proxy statement/prospectus.

4.           In the seventh and ninth paragraphs under the caption “The Merger–Background of the Merger” in the proxy statement/prospectus, there is reference to investments Berkshire held in two other rail carriers, and to Mr. Buffett informing Mr. Rose that Berkshire would be willing to dispose of any shares held in those rail carriers in order to address any potential regulatory concerns those holdings might raise.  For clarification, those two rail carriers were Norfolk Southern and Union Pacific.  Berkshire Hathaway held approximately 1,933,000 shares of Norfolk Southern common stock (or approximately 0.5% of Norfolk Southern’s outstanding shares of common stock) and 9,558,000 shares of Union Pacific common stock (or approximately 1.9% of Union Pacific’s outstanding shares of common stock) at the time of the discussion between Mr. Buffett and Mr. Rose as to these matters. Further, Berkshire has informed BNSF that it has completed the disposition of its holdings in Norfolk Southern and Union Pacific.

5.           In the tenth paragraph under the caption “The Merger–Background of the Merger” in the proxy statement/prospectus, there is disclosure regarding the October 28, 2009 meeting of the BNSF Board.  The following information supplements that disclosure:

•
The disclosure states that at the meeting, Evercore reiterated to the BNSF Board that its financial analyses were prepared independently of Goldman Sachs.  In addition, at this meeting Evercore reiterated to the BNSF Board that it was provided the same access to information as Goldman Sachs in performing its financial analyses.

•
At the meeting, the BNSF Board also considered that while there might be other ways to structure an acquisition of BNSF, a transaction structured as a 60/40 cash-stock split would allow BNSF stockholders to receive either cash, shares of Berkshire common stock or a combination of cash and shares of Berkshire common stock (subject to proration).  The BNSF Board also noted that, as a result of the 60/40 nature of the cash-stock split, the potential transaction would be expected to qualify as a tax-free “reorganization” pursuant to Section 368(a) of the Code.

•
The disclosure states that at the meeting, the BNSF Board concluded that it would be in the best interests of BNSF and its stockholders not to solicit other bids for BNSF prior to executing a merger agreement, but to pursue discussions regarding a potential transaction with Berkshire.  For clarification, the BNSF Board directed Goldman Sachs and Evercore not to contact, and Goldman Sachs and Evercore did not contact, any other potential acquirors to solicit interest for an acquisition of BNSF.

6.           The disclosure under the caption “The Merger–Management Cases” in the proxy statement/prospectus is hereby supplemented to clarify that the cases described under such caption were provided to each of Goldman Sachs and Evercore in connection with their respective financial analyses.  Further, these cases were not modified, adjusted or otherwise updated by BNSF management in connection with the BNSF Board’s consideration of the transaction with Berkshire.

7.           In the fourth paragraph under the caption “The Merger–Opinions of BNSF’s Financial Advisors–Opinion of Goldman Sachs” in the proxy statement/prospectus, there is reference to the publicly available estimates of a certain research analyst who covers Berkshire.  For clarification, that research analyst is at Stifel, Nicolaus & Company, Inc.

Additional Information

In connection with the proposed transaction, Berkshire Hathaway has filed with the SEC a registration statement that includes a definitive proxy statement of BNSF that also constitutes a prospectus of Berkshire Hathaway relating to the proposed transaction. On or about December 28, 2009, BNSF began mailing the definitive proxy statement/prospectus to stockholders of record as of the close of business on December 18, 2009. Investors are urged to read the definitive proxy statement/prospectus (including any amendments and supplements) and any other relevant documents filed with the SEC because they contain important information about BNSF, Berkshire Hathaway and the proposed transaction. The registration statement and definitive proxy statement/prospectus and other documents relating to the proposed transaction can be obtained free of charge from the SEC’s Web site at www.sec.gov, Berkshire Hathaway’s Web site at www.berkshirehathaway.com and BNSF’s Web site at www.bnsf.com. In addition, these documents can also be obtained free of charge from Berkshire Hathaway upon written request to the Corporate Secretary or by calling 402-346-1400, or from BNSF upon written request to Linda Hurt or John Ambler or by calling 817-352-6452 or 817-867-6407.

BNSF, Berkshire Hathaway and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the SEC. Information regarding the directors and executive officers of BNSF may be found in its 2008 Annual Report on Form 10-K filed with the SEC on February 13, 2009, and in its definitive proxy statement relating to its 2009 Annual Meeting of Stockholders filed with the SEC on March 16, 2009. Information regarding the directors and executive officers of Berkshire Hathaway may be found in its 2008 Annual Report on Form 10-K filed with the SEC on March 2, 2009, and in its definitive proxy statement relating to its 2009 Annual Meeting of Stockholders filed with the SEC on March 13, 2009. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the solicitation of proxies in connection with the proposed transaction can also be obtained from the registration statement and definitive proxy statement/prospectus filed with the SEC in connection with the proposed transaction, which may be obtained free of charge from the sources indicated above.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE CORPORATION
Date: January 20, 2010	By:	/s/ James H. Gallegos
Name: James H. Gallegos Title: Vice President – Corporate General Counsel